Exhibit 99.1

TYME Announces Orphan Drug Designation for SM-88

as Potential Treatment for Patients with

Pancreatic Cancer

•	SM-88 has demonstrated encouraging tumor responses in 15 different cancers across four separate studies with minimal serious grade 3 or higher adverse events

•	TYME-88-Panc pivotal trial enrolling patients using oral SM-88 as a potential treatment for third-line pancreatic cancer.

•	PanCAN enrolling patients in its Precision PromiseSM adaptive randomized Phase II/III registration-intent trial evaluating oral SM-88 as second-line monotherapy for pancreatic cancer

•

TYME & Joseph Ahmed Foundation’s HopES Sarcoma study enrolling patients for the investigator-initiated Phase II trial studying oral SM-88 as maintenance monotherapy in previously treated metastatic Ewing’s sarcoma and salvage monotherapy in clinically advanced sarcomas

•	SM-88 mechanism of action supported by new preclinical data presented at AACR 2020

BEDMINSTER, NJ, August 3, 2020 — (BUSINESS NEWSWIRE) — Tyme Technologies, Inc. (NASDAQ: TYME), an emerging biotechnology company developing cancer metabolism-based therapies (CMBTs™) announced that the U.S. Food and Drug Administration (FDA) has granted the company Orphan Drug Designation for its lead pipeline candidate, SM-88 (racemetyrosine), as a potential treatment for patients with pancreatic cancer.

The FDA’s Office of Orphan Drug Products grants orphan status to support development of medicines for underserved patient populations, or rare disorders, that affect fewer than 200,000 people in the United States. Orphan Drug Designation provides certain benefits, including market exclusivity upon regulatory approval, if received, exemption of FDA application fees and tax credits for qualified clinical trials.

“Receiving Orphan Drug Designation for SM-88 is another important milestone to emerge from our innovative pipeline of cancer metabolism-based compounds,” said Steve Hoffman, Chairman and Chief Executive Officer of TYME. “We are pleased with the progress we are making in the clinic and believe that SM-88, which is now in multiple late-stage clinical trials offers the potential to play a significant role in establishing a new treatment paradigm for more than 57,000 patients who are diagnosed with pancreatic cancer annually within the United States.”

About SM-88

SM-88 is an oral investigational modified proprietary tyrosine derivative that is believed to interrupt the metabolic processes of cancer cells by breaking down the cells’ key defenses and leading to cell death through oxidative stress and exposure to the body’s natural immune system. Clinical trial data have shown that SM-88 has demonstrated encouraging tumor responses across 15 different cancers, including pancreatic, lung, breast, prostate and sarcoma cancers with minimal serious grade 3 or higher adverse events. SM-88 is an investigational therapy that is not approved for any indication in any disease. Learn more.

About TYME-88-Panc Pivotal Trial

The TYME-88-Panc pivotal trial applies the latest advances in the field of cancer metabolism by evaluating the efficacy and safety of an oral investigational compound that targets the metabolic mechanisms of the disease at its source. A prospective, open label pivotal trial in metastatic pancreatic cancer for patients who have failed two lines of any prior systemic therapy. The trial is designed to evaluate the safety and efficacy of SM-88 used with MPS (methoxsalen, phenytoin and sirolimus) in advanced pancreatic cancer and will measure multiple endpoints, including overall survival, progression free survival, relevant biomarkers, quality of life, safety, and overall response rate. Learn more.

About Tyme Technologies

Tyme Technologies, Inc., is an emerging biotechnology company developing cancer therapeutics that are intended to be broadly effective across tumor types and have low toxicity profiles. Unlike targeted therapies that attempt to regulate specific mutations within cancer, the Company’s therapeutic approach is designed to take advantage of a cancer cell’s innate metabolic weaknesses to compromise its defenses, leading to cell death through oxidative stress and exposure to the body’s natural immune system. For more information, visit www.tymeinc.com. Follow us on social media: @tyme_Inc, LinkedIn, Instagram, Facebook and YouTube.

Forward-Looking Statements/Disclosure Notice

In addition to historical information, this press release contains forward-looking statements under the Private Securities Litigation Reform Act that involve substantial risks and uncertainties. Such forward-looking statements within this press release include, without limitation, statements regarding our drug candidates, including SM-88, and its clinical potential and non-toxic safety profile, our drug development plans and strategies, ongoing and planned preclinical or clinical trials, preliminary data results and the therapeutic design and mechanisms of our drug candidates; and readers can identify forward-looking statements by sentences or passages involving the use of terms such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” or “anticipates,” and similar words including their use in the negative or by discussions of future matters such as effect of the novel coronavirus (COVID-19) pandemic and the associated economic downturn and impacts on the Company’s ongoing clinical trials and ability to analyze data from those trials, the cost of development and potential commercialization of our lead drug candidate and of other new products, expected releases of interim or final data from our clinical trials, possible collaborations, the timing, scope and objectives of our ongoing and planned preclinical or clinical trials and other statements that are not historical. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of TYME’s control. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the severity, duration, and economic impact of the COVID-19 pandemic; that the information is of a preliminary nature and may be subject to change; uncertainties inherent in the cost and outcomes of research and development, including the cost and availability of acceptable-quality clinical supply and the ability to achieve adequate clinical study design and start and completion dates; the possibility of unfavorable study results, including unfavorable new clinical data and additional analyses of existing data; risks associated with early, initial data, including the risk that the final data from any clinical trial may differ from prior or preliminary study data; final results of additional clinical trials that may be different from the preliminary data analysis and may not support further clinical development; that past reported data are not necessarily predictive of future patient or clinical data outcomes; whether and when any further applications or other submissions for SM-88 may be filed with regulatory authorities; whether and when regulatory authorities may approve any applications or submissions or retract any such approvals; decisions by regulatory authorities regarding labeling and other matters that could affect commercial availability of SM-88; the ability of TYME and its collaborators to develop and realize collaborative synergies; competitive developments; and the factors described in the section captioned “Risk Factors” of TYME’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 22, 2020, as well as subsequent reports we file from time to time with the U.S. Securities and Exchange Commission available at www.sec.gov.

The information contained in this press release is as of its release date and TYME assumes no obligation to update forward-looking statements contained in this release as a result of future events or developments.

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Contact:

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investorrelations@tymeinc.com

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